Exhibit 23.2

FORM OF CONSENT OF TAX COUNSEL

We hereby consent to the filing of our opinion as Exhibit 8.1 to this Pre-Effective Amendment No. __ to the Registration Statement on Form S-1 and to all references to our Firm included or made a part of this Pre-Effective Amendment No. __ to the Registration Statement.  In addition, we hereby consent to the discussion of our opinion in the Prospectus constituting part of this Pre-Effective Amendment No. __ to the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations.”

New York, New York	_________________
__________, 2008	Sidley Austin llp